SECURITIES AND EXCHANGE COMMISSION

                           Washington D.C. 20549


                                  Form 8-K


                           Current Report Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  July 7, 1997
                                                  ____________________________

                          EQUITABLE OF IOWA COMPANIES
______________________________________________________________________________
             (Exact name of registrant as specified in its charter)


                                    Iowa
______________________________________________________________________________
                 (State or other jurisdiction or incorporation)

        0-8590                                        42-1083593
__________________________________       _____________________________________
(Commission File Number)                   (IRS Employer Identification No.)


604 Locust Street, Des Moines, Iowa                           50309
______________________________________________________________________________
(Address of principal executive offices)                    (Zip Code)


                                (515) 245-6911
______________________________________________________________________________
              (Registrant's Telephone Number, Including Area Code)

______________________________________________________________________________
          (Former name or former address, if changed since last report.)



















ITEM 5.   OTHER EVENTS.

On July 7, 1997, Equitable of Iowa Companies (the "Company") entered into an Agreement and Plan of Merger among ING Groep N.V. ("ING") and PFHI Holdings, Inc. Under the terms of the Agreement, ING will pay $68 per share of Company Common Stock and will assume approximately $400 million in debt. The transaction is subject to customary conditions, including regulatory and Company shareholder approval.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

2.   Plan of Acquisition, Reorganization, Arrangement, Liquidation or
     Succession.
          Agreement and Plan of Merger among ING Groep N.V., PFHI Holdings, Inc. and Equitable of Iowa Companies dated as of July 7, 1997.



                             SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   EQUITABLE OF IOWA COMPANIES

                                   By: /S/ PAUL E. LARSON
                                       ___________________________________
                                           Paul E. Larson, Executive
                                           Vice President & Chief
                                           Financial Officer

Date:  July 11, 1997